UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REPLIGEN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REPLIGEN CORPORATION

(“Repligen” or the “Company”)

SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 16, 2024

(the “Annual Meeting”)

May 3, 2024

It has come to our attention that certain disclosures in Repligen’s definitive proxy statement for our Annual Meeting, filed with the U.S. Securities and Exchange Commission on April 1, 2024, were incorrect. Specifically, both the narrative and tabular disclosures in the section titled “Potential Payments Upon Termination or Change in Control” incorrectly report that the initial equity awards granted to certain of our named executive officers (the “NEOs”) are subject to single trigger acceleration upon a sale event (as defined under our 2018 Stock Option and Incentive Plan and our Amended and Restated 2012 Stock Option and Incentive Plan, each as amended). As such, with this proxy statement supplement, we are clarifying and confirming that the Company, including our Compensation Committee, no longer provides for the immediate (i.e., single trigger) acceleration of equity awards in connection with a sale event. Accordingly, neither Mr. Garland’s nor Mr. Loeillot’s equity awards are subject to immediate (i.e., single trigger) acceleration upon a sale event, and the change in control acceleration for all of Mr. Garland’s and Mr. Loeillot’s awards, including their initial awards, is triggered only upon a termination of the executive by the Company or the resignation by the executive for good reason following a change in control (i.e., double trigger).

In light of the foregoing, the second table in the “Potential Payments Upon Termination or Change in Control” in our definitive proxy statement, and the lead-in thereto, should reflect the following:

Assuming a change in control occurred on December 31, 2023 in which equity awards were assumed, continued or substituted and no qualifying termination of employment occurred within 24 months thereafter, each of Mr. Hunt and Mr. Bylund would have been entitled to the payments and benefits shown in the table below. Cash severance benefits and, other than as set forth below, equity acceleration, for each of the NEOs in connection with a sale event are triggered only upon a termination of the executive by the Company or the resignation by the executive for good reason following a change in control (i.e., double trigger).

Payments and Benefits
Name	Base Salary Continuation ($)	Value of Accelerated Vesting of Equity Awards ($) (1)	Value of Health Insurance Under COBRA ($)	Total ($)
Tony J. Hunt	—	30,317,856	—	30,317,856
Jason K. Garland	—	—	—	—
James R. Bylund	—	701,480	—	701,480
Christine Gebski	—	—	—	—
Ralf Kuriyel	—	—	—	—
Olivier Loeillot	—	—	—	—

(1)

Based on the intrinsic value of the one-time special award granted to Mr. Hunt in 2018 on December 31, 2023 and initial equity awards made to Mr. Bylund in connection with his hiring in 2020, which is calculated using the $179.80 market closing price of the Common Stock on December 29, 2023, the last trading day of 2023.

Note to shareholders of record as of March 18, 2024 (the “Record Date”): If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. If you wish to change your vote, please refer to the “Revoking Your Proxy” section of the proxy statement for instructions on how to change or revoke your proxy.